Exhibit 10.2

COOLSERVLETS INC.

2002 Equity Incentive Plan

1. Purposes of the Plan. The purposes of this 2002 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility and to promote the success of the CoolServlets Inc. (the “Company”). Stock Awards that can granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, stock bonuses, and rights to acquire restricted stock, as determined by the Administrator at the time of grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means CoolServlets Inc., a Delaware corporation.

(h) “Consultant” means any person who is engaged by the Company, any Parent or Subsidiary of the Company or any Subsidiary of any Parent of the Company to render consulting or advisory services to such entity.

(i) “Director” means a member of the Board.

(j) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(m) “Incentive Stock Option” means an Option that satisfies the provisions of Section 422 of the Code.

(n) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(o) “Option” means a stock option granted pursuant to the Plan.

(p) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(q) “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(r) “Optioned Stock” means the Common Stock subject to an Option.

(s) “Optionee” means the holder of an outstanding Option granted under the Plan.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Plan” means this 2002 Equity Incentive Plan.

(v) “Service Provider” means an Employee, Director or Consultant and shall also include an employee of any Subsidiary of a Parent of the Company.

(w) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 below.

(x) “StockAward” means a any right under the Plan including an Option, a stock bonus, and a right to acquire restricted stock.

(y) “Subsidiary” means a “subsidiary corporation,” wheth [ILLEGIBLE] hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section [ILLEGIBLE] Plan, the maximum aggregate number of Shares which may be subject to opt [ILLEGIBLE] sold under the Plan is 650,000 Shares. The Shares may be authorized but un [ILLEGIBLE] reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration of the Plan.

(a) Board or Committee as Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Stock Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Stock Award granted hereunder. Such terms and conditions include, but are not limited to, whether such Stock Award is an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, or a right to acquire restricted stock, the purchase price or exercise price, the time or times when Incentive Stock Options or Nonstatutory Stock Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Stock Award of the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; provided, however, that in order to comply with the requirements for the exemption from the qualification requirements of the relevant state securities laws, all Stock Awards granted under the Plan shall be subject to the requirements and limitations set forth in such laws, including without limitation the following:

(A) The exercise price per Share of Options or purchase price per share of stock bonus or rights to acquire restricted stock granted under the Plan shall not be less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant; provided, however, that the exercise or purchase price per Share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant in the case of a Stock Award granted to any person who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company.

(B) The Optionee shall have the right to exercise each Option at the rate of at least 20% per year over five years from the date the Option is granted, subject to such reasonable conditions as the Administrator may specify, including without limitation the continued employment of any Optionee who is an Employee; provided, however, that in the case of any Option granted to an officer, director or Consultant of the Company, any Parent or Subsidiary of the Company or any Subsidiary of any Parent of the Company the Option may become exercisable, subject to such reasonable conditions as the Administrator may specify, including without limitation the continued employment of the Optionee, at any time or during any period established by the Administrator.

(vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

(vii) to reduce the exercise price or the purchase price of any Stock Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Stock Award has declined since the date the Stock Award was granted;

(viii) to initiate an Option Exchange Program;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Stock Award recipients.

5. Eligibility.

(a) Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Stock bonuses and rights to acquire restricted stock may be granted to either Service Providers or Employees.

(b) The Fair Market Value of the Shares shall be determined as of the time the Stock Award with respect to such Shares is granted.

(c) Neither the Plan nor any Stock Award shall confer upon any Service Provider any right with respect to continuing the Service Provider’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

6. Term of Plan. Subject to Section 17 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

8. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) The per Share exercise price shall be determined by the Administrator, provided, however, that Options intended to be Incentive Stock Options shall comply with the requirements of Section 422 of the Code.

(ii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Administrator in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(c) The consideration to be paid for the Shares to be issued upon the purchase of a stock bonus or right to require restricted stock, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares, (5) services rendered, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Exercise of Option.

(a) Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s total and permanent disability, as defined in Section 22(e)(3) of the Code, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10. Non-Transferability of Options. Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

11. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of me Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding

Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

14. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Stockholder Approval. The Plan shall be subject to approval by the Stockholders of the Company within twelve (12) months before or after the Plan is adopted as provided in Section 6. Such Stockholder approval shall be obtained in the manner and to the degree that is required under applicable federal and state laws.

18. Financial Statements. Optionees (other than key Employees whose duties in connection with the Company assure them access to equivalent information) shall be entitled to receive financial statements at least annually.

EXHIBIT A

AMENDMENT TO 2002 EQUITY INCENTIVE PLAN

Effective as of February 18, 2005, Sections 11(b) and 11(c) of the 2002 Equity Incentive Plan (the “Plan”) are hereby deleted in their entirety and replaced by the following:

“(b) Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Board shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

(i) Outstanding Options shall remain in effect in accordance with their terms.

(ii) Outstanding Options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

(iii) The Board shall provide a period of 30 days or less before the completion of the Transaction during which outstanding Options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised Options shall immediately terminate. The Board may, in its sole discretion, accelerate the exercisability of Options so that they are exercisable in full during that period.

In the event of the dissolution of the Company, Options shall be treated in accordance with subsection (iii) above.”

Except as expressly stated herein, the Plan shall continue in full force and effect without modification or amendment.

EXHIBIT A

AMENDMENT TO 2002 EQUITY INCENTIVE PLAN

Effective as of Dec 15, 2006, the number of shares of Common Stock of the Company reserved for issuance under the Company’s 2002 Equity Incentive Plan (the “Plan”) is amended and increased from 669,184 to 776,184. Such increase has been approved by the Board of Directors and Shareholders of the Company as of the date set forth above.

Except as expressly stated herein, the Plan shall continue in full force and effect without modification or amendment.

EXHIBIT C-1

COOLSERVLETS, INC.

2002 EQUITY INCENTIVE PLAN

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made between                                                               (the “Purchaser”) and CoolServlets, Inc. d/b/a Jive Software (the “Company”) as of                                 ,                 .

Unless otherwise defined herein, the terms defined in the 2002 Equity Incentive Plan shall have the same defined meanings in this Agreement.

RECITALS

A. Pursuant to the exercise of the option granted to Purchaser under the Plan and pursuant to the Option Agreement dated                      by and between the Company and Purchaser with respect to such grant (the “Option”), which Plan and Option Agreement are hereby incorporated by reference, Purchaser has elected to purchase                      vested shares of Common Stock (“Shares”).

B. As required by the Option Agreement, as a condition to Purchaser’s election to exercise the option, Purchaser must execute this Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

1. Repurchase Option.

(a) If Purchaser’s status as an Employee is terminated for any reason, including for cause or without cause, upon death or Disability, or for no reason, the Company shall have the right and option (the “Repurchase Option”) to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, all of the Shares as of the date of such termination at a price equal to the fair market value of such Shares as determined by the Board of Directors in good faith.

(b) Upon the occurrence of such termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be), within ninety (90) days of the termination, a notice in writing indicating the Company’s exercise of the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s office. At the closing, the holder of the certificates for the Shares being transferred shall deliver the stock certificate or certificates evidencing the Shares, and the Company shall deliver the purchase price therefore.

(c) At its option, the Company may elect to make payment for the Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(d) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

(e) The right of the Company to purchase the Shares under the Repurchase Option shall be assignable in part or in whole by the Company.

2. Transferability of the Shares; Escrow.

(a) Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

(b) To insure the availability for delivery of Purchaser’s Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the Secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit C-2. The Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit C-3 hereto (which shall be executed by the

Company and Purchaser upon the execution of this Agreement), until the Company exercises its Repurchase Option, until such time as this Agreement no longer is in effect. As a further condition to the Company’s obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C-4 upon the execution of this Agreement. The escrow agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent’s possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

(d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

3. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

5. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company pursuant to Section 11 of the Plan after the date of this Agreement.

6. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at its principal incentive offices.

7. Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8. Representations. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

9. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of New York.

10. Termination. The Company’s Repurchase Option under this Agreement shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

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IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

OPTIONEE:	COOLSERVLETS, INC.

By
Signature		David Hersh CEO

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